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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-144898) pertaining to the Goldleaf Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan,

  (2)
  Registration Statement (Forms S-8 No. 333-72724 and No. 333-40520) pertaining to the Private Business Inc. 2000 Employee Stock Purchase Plan,

  (3)
  Registration Statement (Form S-8 No. 333-116402) pertaining to the Private Business, Inc. 2004 Equity Incentive Plan,

  (4)
  Registration Statement (Form S-8 No. 333-133604) pertaining to the Private Business, Inc. 2005 Long-Term Equity Incentive Plan,

  (5)
  Registration Statement (Form S-8 No. 333-79335) pertaining to the Private Business, Inc. 1999 Amended and Restated Stock Option Plan, and

  (6)
  Registration Statement (Form S-8 No. 333-79345) pertaining to the Private Business, Inc. 1994 Stock Option Plan

of our report dated March 30, 2009, with respect to the consolidated financial statements of Goldleaf Financial Solutions, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

                      /s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 30, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm